                                                                    Exhibit 4(a)
                              WAL-MART STORES, INC.


                            Series Terms Certificate
                    Pursuant to Section 3.01 of the Indenture
                    -----------------------------------------


         Pursuant to Section 3.01 of the Indenture, dated as of July 5, 2001 (the "Indenture"), made by and among Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), Wal-Mart Cayman (Euro) Finance Co., a Cayman Islands exempted company, Wal-Mart Cayman (Canadian) Finance Co., a Cayman Islands exempted company, Wal-Mart Cayman (Sterling) Finance Co., a Cayman Islands exempted company (collectively, the "Finance Subsidiaries"), Wal-Mart Stores, Inc., in its capacity as guarantor of Securities issued by any of the Finance Subsidiaries pursuant to the Indenture (the "Guarantor"), and Bank One Trust Company, NA, as trustee (the "Trustee"), Rick W. Brazile, Vice President of Planning and Analysis hereby certifies as follows, and Anthony D. George, Senior Corporate Counsel and Assistant Secretary of the Company attests to the following certification. Any capitalized term used herein shall have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.


         A. This certificate is a Series Terms Certificate contemplated by
         Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of the Series that was established pursuant to Section 3.01 of the Indenture by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, dated as of July 9, 2002 (the "Original Series Consent"), which Series is designated as the "4.375% Notes Due 2007" (the "2007 Series"), by Rick W. Brazile, pursuant to the grant of authority under the terms of the Original Series Consent.


         B. Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 and the definitions relating thereto, and the resolutions adopted in the Original Series Consent. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the execution and delivery by the Trustee of the Indenture, to the creation, establishment and approval of the title, the form and the terms of a Series under the Indenture, and to the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default (as defined in the Indenture), or events which, with the passage of time, would become an Event of Default under the Indenture.


         C. Pursuant to the Original Series Consent, the Company is authorized to issue $1,000,000,000 aggregate principal amount of promissory notes of the 2007 Series (the "Initial Notes"). A copy of the Original Series Consent is attached hereto as Annex A. Any promissory notes that the Company issues that are a part of the 2007 Series (the "Notes") shall be represented by one or more global securities substantially in the form attached hereto as Annex B (the "Form of Note").


         D. Pursuant to Section 3.01 of the Indenture, the terms and conditions of the 2007 Series and the promissory notes forming a part of the 2007 Series, including the Notes, are established and approved to be the following:

                  1. Designation:
                     -----------

               The Series established by the Original Series Consent is designated as the "4.375% Notes Due 2007."


          2.     Aggregate Principal Amount:
                 --------------------------

                       The 2007 Series is not limited as to the aggregate principal amount of all the promissory notes of the 2007 Series that the Company may issue. The Company is issuing the Initial Notes, which have an aggregate original principal amount of $1,000,000,000.


          3.     Maturity:
                 --------

                       Final maturity of the Notes of the 2007 Series will be July 12, 2007.


          4.     Interest:
                 --------

                       a. Rate


                              The Notes will bear interest at the annual rate of 4.375%, which interest shall commence accruing from and including July 12, 2002. Additional Amounts (as defined in Section 4(a) of the Form of Note) if any, will also be payable on the Notes.


                       b. Payment Dates


                              Interest will be payable on the Notes
                              semi-annually in arrears on January 12 and July 12 of each year, beginning on January 12, 2003, to the person or persons in whose name or names the Notes are registered at the close of business on the preceding January 1 or July 1, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.


          5.     Currency of Payment:
                 -------------------

                       The principal and interest payable with respect to the Notes shall be payable in United States dollars.


          6.     Payment Places:
                 --------------

                       All payments of principal of and interest on the Notes will be made to The Depository Trust Company so long as the Notes are in global form, otherwise payment shall be made at the office or agency of the Company in the Borough of Manhattan, The City of New York.


          7.     Optional Redemption Features:
                 ----------------------------

                       The Company may redeem the Notes upon the occurrence of certain tax events pursuant to Section 4(b) of the Form of Note.

                       There is no sinking fund with respect to the Notes.

          8.     Special Redemption Features, etc.:
                 ---------------------------------

                      None.

          9.     Denominations:
                 -------------

                      $1,000 and integral multiples thereof for the Notes.

          10.    Principal Repayment:
                 -------------------

                      100% of the principal amount of each Note.

          11.    Registrar and Paying Agent:
                 --------------------------

                      Bank One Trust Company, NA, will be the registrar and paying agent for the Notes.


          12.    Defeasance:
                 ----------

                      Sections 11.02, 11.03 and 11.04 of the Indenture apply to the Notes.


          13.    Payment of Additional Amounts:

                      The Company shall pay additional amounts as set forth under Section 4 of the Form of Notes.


          14.    Book-Entry Procedures:
                 ---------------------

                      The Notes shall be issued in the form of global Notes registered in the name of CEDE & Co. as nominee of The Depository Trust Company and will be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 11 and 12 of the Form of Notes.


          15.    Other Terms:
                 -----------

                      Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 of
                      the Form of Note attached hereto as Annex B shall also apply to the Notes.

                      The Notes will not have any terms or conditions of the type contemplated by clause (iii), (vi), (vii), (xii),
                      (xiii), (xiv), (xv), (xvi) (xvii), or (xx) of Section 3.01 of the Indenture.


         E. The Notes will be issued pursuant to and governed by the Indenture. To the extent that the Indenture's terms apply to the Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms shall apply to the Notes.

     IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of July 9, 2002.



                                 /s/ Rick W. Brazile
                                 -----------------------------------------------
                                 Rick W. Brazile
                                 Vice President of Planning and Analysis



ATTEST:


/s/ Anthony D. George
-------------------------------------------------
Anthony D. George
Assistant General Counsel of Finance
and Assistant Secretary


                                     Approved as to legal terms only
                                     by  /s/ Anthony D. George
                                       -----------------------------------------
                                         Wal-Mart Legal Team
                                     Date:  7-9-02
                                          ------------------------------------

                                     ANNEX A


                           UNANIMOUS CONSENT TO ACTION
                           IN LIEU OF SPECIAL MEETING
                          OF THE EXECUTIVE COMMITTEE OF
                             THE BOARD OF DIRECTORS
                            OF WAL-MART STORES, INC.


                                  July 9, 2002

                       ----------------------------------

         The undersigned, being all of the members of the Executive Committee of the Board of Directors of Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), do hereby consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware:


         RESOLVED, that a series of senior, unsecured promissory notes of the Company in the initial aggregate principal amount of $1,000,000,000 that shall mature on or about July 12, 2007 (the "Series 2007 Notes") shall be, and it hereby is, created, established and authorized for issuance and sale pursuant to the terms of the Indenture dated July 5, 2001 (the "Indenture") between the Company, Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., Wal-Mart Cayman (Sterling) Finance Co. and Bank One Trust Company, NA, as trustee (the "Indenture Trustee"); and

         RESOLVED, that the Series 2007 Notes shall have such terms, including the rate at which interest shall accrue thereunder, and shall be in such form as may be established and approved by an Authorized Officer or Authorized Officers (each as defined below) in accordance with the provisions of Section 3.01 of the Indenture pursuant to the authority granted by these resolutions, which approval will be conclusively evidenced by that Authorized Officer's or those Authorized Officers' execution of a Series Terms Certificate with respect to the Series 2007 Notes as contemplated by Section 3.01 of the Indenture; and

         RESOLVED, that the Chairman, any Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Vice President of Planning and Analysis and the Treasurer of the Company (each an "Authorized Officer") shall be, and each of them hereby is, authorized, in the name and on behalf of this Company, to establish and to approve the terms and conditions of the Series 2007 Notes and to approve the form, terms and conditions of the promissory notes representing notes in the Series 2007 Notes and to execute up to $1,000,000,000 principal amount of promissory notes of the Series 2007 Notes (the "2007 Promissory Notes"), all as provided in the Indenture, and to deliver the 2007 Promissory Notes to the Indenture Trustee for authentication and delivery in accordance with the terms of the Indenture; and

         RESOLVED, that the Indenture Trustee shall be, and it hereby is, authorized and directed to authenticate and deliver 2007 Promissory Notes to or upon the written order of this Company, as provided in the Indenture; and

         RESOLVED, that the Company shall be, and it hereby is, authorized to perform its obligations under the 2007 Promissory Notes and its obligations under the Indenture, as those obligations relate to the 2007 Promissory Notes; and

         RESOLVED, that the Company shall be, and it hereby is, authorized to enter into and perform its obligations under, and each Authorized Officer is authorized to execute and deliver, for and on behalf of the Company, a Pricing Agreement and an Underwriting Agreement between the Company and Lehman Brothers Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., and the other underwriters named therein (collectively, the "Underwriters"), relating to the sale by the Company and the purchase by the Underwriters of up to $1,000,000,000 aggregate principal amount of 2007 Promissory Notes (collectively, the "Underwriting Agreement") and any other agreements necessary to effectuate the intent of these resolutions, the Underwriting Agreement and any other such agreements to be in the forms and to contain the terms, including the price to be paid to the Company by the Underwriters for the 2007 Promissory Notes being purchased pursuant to the Underwriting Agreement, and conditions that the Authorized Officer executing the same approves, such approval to be conclusively evidenced by that Authorized Officer's execution and delivery of the Underwriting Agreement or other agreement; and

         RESOLVED, that the Company shall be, and it hereby is, authorized to sell the 2007 Promissory Notes to the Underwriters pursuant to the Underwriting Agreement at the price and pursuant to the other terms and conditions of the Underwriting Agreement; and

         RESOLVED, that the Company shall be, and it hereby is, authorized to issue one or more global certificates to represent all of the 2007 Promissory Notes and not otherwise issue the Notes in definitive form, and to permit each global certificate representing 2007 Promissory Notes to be registered in the name of a nominee of The Depository Trust Company ("DTC") and beneficial interests in the global Notes to be otherwise shown on, and transfers of such beneficial interests effected through, records maintained by DTC and its participants; and

         RESOLVED, that the signatures of the Authorized Officers executing any 2007 Promissory Notes may be the manual or facsimile signatures of the present or any future Authorized Officers and may be imprinted or otherwise reproduced thereon, and any such facsimile signature shall be binding upon the Company, notwithstanding the fact that at the time the Notes are authenticated and delivered and disposed of, the person signing the facsimile signature shall have ceased to be an Authorized Officer; and

         RESOLVED, that, without in any way limiting the authority heretofore granted to any Authorized Officer, the Authorized Officers shall be, and each of them singly is, authorized and empowered to do and perform all such acts and things and to execute and deliver, for and on behalf of the Company, any and all documents and instruments and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purpose of the foregoing resolutions and fully to establish the Series 2007 Notes and to perform the provisions of the Underwriting Agreement, the Indenture and the 2007 Promissory Notes, and to incur on behalf of the Company all such expenses and obligations in connection therewith as they may deem proper.


Dated to be effective as of July 9, 2002.



/s/ David D. Glass                          /s/ H. Lee Scott, Jr.
---------------------------                 ------------------------------------
David D. Glass                              H. Lee Scott, Jr.



/s/ S. Robson Walton                        /s/ Thomas M. Coughlin
----------------------------                -----------------------------------
S. Robson Walton                            Thomas M. Coughlin

                                     ANNEX B


          This Note is a global security and is registered in the name of CEDE & CO., as nominee of the Depositary, The Depository Trust Company. Unless and until this Note is exchanged for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary or a nominee of the Depositary to the Depositary or another depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

          Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                              Wal-Mart Stores, Inc.

                              4.375% NOTES DUE 2007


Number A-o                                                  CUSIP No.: 931142BR3
$o                                                        ISIN No.: US931142BR37
                                                          Common Code: 015150769


          WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of o on July 12, 2007 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, computed on the basis of a 360-day year of twelve 30-day months, semi-annually in arrears on January 12 and July 12 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing on January 12, 2003, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from July 12, 2002 or from the most recent January 12 or July 12 to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the "holder") at the close of business on the preceding January 1, in the case of an Interest Payment Date of January 12, and on the preceding July 1, in the case of an Interest Payment Date of July 12 (each, a "Record Date").

          Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents by manual or facsimile signature under its corporate seal, attested by its Secretary, one of its Assistant Secretaries, its

          Treasurer or one of its Assistant Treasurers by manual or facsimile signature.

                                                     Wal-Mart Stores, Inc.



                                            By:_________________________________
                                               Name:
                                               Title:

[SEAL]                                      Attest:____________________________
                                                   Name:
                                                   Title:

Dated:  September 20, 2002

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                                     Bank One Trust Company, NA,
                                                      as Trustee

                                              By:_______________________________
                                                 Authorized Signatory

                              WAL-MART STORES, INC.

                              4.375% NOTES DUE 2007

         1. Indenture; Notes. This Note is one of a duly authorized series of Securities of the Company designated as the "4.375% Notes due 2007" (the "Notes"), initially issued in an aggregate principal amount of $1,000,000,000 on July 12, 2002 and, as a result of the further issuance of $500,000,000 aggregate principal amount of Notes on September 20, 2002, now issued in an aggregate principal amount of $1,500,000,000. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of July 5, 2001 (the "Indenture"), duly executed and delivered by the Company, Wal-Mart Cayman (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co. and Wal-Mart Cayman (Sterling) Finance Co. as Issuers, the Company as Guarantor and Bank One Trust Company, NA, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

            All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

            The Company may, without the consent of the holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes; provided, however, that no additional Securities of any existing or new series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

         2. Ranking. The Notes shall constitute the senior unsecured debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

         3. Payment of Overdue Amounts. The Company shall pay interest, calculated on the basis of a 360-day year of twelve 30-day months, on overdue principal and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Notes to the extent lawful.

         4. Payment of Additional Amounts; Redemption Upon a Tax Event. (a) Payment of Additional Amounts. The Company shall pay to the holder of this Note who is a United States Alien (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on this Note to such holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such holder by the United States of America or any taxing authority thereof or therein, will not be less than the amount provided in the Notes to be then due and payable (such amounts, the "Additional Amounts"); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

               (i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, and the United States including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident of the United States of America or treated as a resident thereof or being or having been engaged in trade or business or present in the United States of America, or (B) the presentation of this Note for payment on a date more than 30 days after the later of
          (x) the date on which such payment becomes due and payable and (y) the date on which payment thereof is duly provided for;

               (ii) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

               (iii) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States of America, or as a corporation which accumulates earnings to avoid United States federal income tax;

               (iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on this Note;

               (v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on this Note if such payment can be made without withholding by any other paying agent;

               (vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

               (vii) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation with respect to the Company within the meaning of the Code; or

               (viii) any combination of items (i), (ii), (iii), (iv), (v), (vi) and (vii) in this Section 4(a);

nor shall any Additional Amounts be paid to any holder who is a fiduciary partnership or other than the sole beneficial owner of this Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder.

               "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States of America, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States of America, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

          (b) Redemption Upon a Tax Event. The Notes may be redeemed at the option of the Company in whole, but not in part, on a date (such date, the "Tax Redemption Date") to be fixed by the Company on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of the principal amount of the Notes (the "Redemption Price") plus accrued but unpaid interest, if any, thereon, if the Company determines that as a result of any change in or amendment to the laws, treaties, regulations or rulings of the United States of America or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States of America, or any other action, other than an action predicated on laws generally known on or before July 9, 2002 except for proposals before the U.S. Congress before such date, taken by any taxing authority or a court of competent jurisdiction in the United States of America, or the official proposal of any such action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Company has or will become obligated to pay Additional Amounts or (B) there is a substantial possibility that the Company will be required to pay such Additional Amounts.

          Prior to the publication of any notice of redemption pursuant to
Section 15 hereof, the Company shall deliver to the Trustee (1) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the rights of the Company to so redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

          If the Company elects to redeem the Notes pursuant to this Section 4(b), then it shall give notice to the holders pursuant to Section 15 hereof.

          The notice of redemption, shall specify the following:

          (i) the Tax Redemption Date;

          (ii) a brief statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 4(b) and a brief statement of the facts permitting such redemption;

          (iii) that on the Tax Redemption Date, the Redemption Price, plus accrued but unpaid interest on the Notes, if any, will become due and payable;

          (iv) the amount of the Redemption Price and accrued but unpaid interest, if any, that will be due and payable on the Notes on the Tax Redemption Date;

          (v) the place or places of payment of the amounts due under clause
     (iv) above;

          (vi) that payment of the amounts due under clause (iv) above will be made upon presentation and surrender of the Notes; and

          (vii) that, following the redemption of the Notes pursuant to this
     Section 4(b), interest shall cease to accrue thereon.

          The notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

            On or before the opening of business on any Tax Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.03 of the Indenture, an amount of money sufficient to pay the Redemption Price of, and except if the Tax Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes to be redeemed on the Tax Redemption Date.

            The notice of redemption having been given as specified above, the Notes shall, on the Tax Redemption Date, become due and payable at the Redemption Price, and from and after such date, unless the Company shall default in the payment of the Redemption Price and accrued but unpaid interest, if any, the Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, the Notes shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest, if any, to the Tax Redemption Date.

            If the Notes, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Tax Redemption Date at the interest rate borne by this Note.

         5. Place and Method of Payment. The Company shall pay principal of and interest on the Notes at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person's address as it appears on the Registry for the Notes.

         6. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

         7. No Redemption; Sinking Fund. The Notes are not redeemable prior to maturity, other than as set forth in Section 4(b) hereof, and are not subject to a sinking fund.

         8. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the holders in certain circumstances and requiring the consent of holders of not less than a majority in aggregate principal amount of the Notes and Securities of other series that would be affected in certain other circumstances. However, the Indenture requires the consent of each holder of the Notes and Securities of other series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

         9. Default; Waiver. If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the aggregate principal amount of the Notes of this series to be immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in the event of such a declaration, the holders of a majority in aggregate principal amount of all of the Notes of this series then outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul the declaration and its consequences and the related default and its consequences may be waived with respect to all of the Notes.

         10. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

         11. Form and Denominations; Global Notes; Definitive Notes. The Notes are being issued in registered form without coupons in denominations of $1,000 and multiples of $1,000. The Notes are being issued in the form of global notes (each, a "Global Note"), evidencing all or any portion of the Notes and registered in the name of DTC or its nominee (including their respective successors) as Depositary under the Indenture. The Notes shall be issued in certificated form (each, a "Definitive Note") only in the following limited circumstances: (1) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under applicable law, and a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (2) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes or (3) an Event of Default has occurred and is continuing with respect to the Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

         12. Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or Definitive form. At the option of the holders, at any office or agency designated and maintained by the Company for such purpose (the "Transfer Agent") pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith subject to Section 4 hereof, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

             The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the

             Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

             Notwithstanding the preceding paragraphs of this Section 12, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

         13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         14. Appointment of Agents. Bank One Trust Company, NA is hereby appointed the Registrar for the purpose of registering the Notes and transfers and exchanges of the Notes pursuant to the Indenture and this Note, Paying Agent pursuant to Section 3.04 of the Indenture and Transfer Agent with respect to the Notes at its offices in the Borough of Manhattan, The City of New York.

         15. Notices. If the Company is required to give notice to the holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

                 In addition, the Company shall give notices to the holders of the Notes by publication in a leading daily newspaper in The City of New York and in London. Initially, such publication shall be made in The City of New York in The Wall Street Journal and in London in the Financial Times. Any such notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

         16. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

        17. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

         For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

_________________________________________________________________________(Insert
                             assignee's legal name)

_________________________________________________________________________(Insert
            assignee's social security or tax identification number)

__________________________________________________________________________(Print
                 or type assignee's name, address and zip code)

--------------------------------------------------------------------------


--------------------------------------------------------------------------


and irrevocably appoints _______________________________________________________

to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.


      Your Signature:___________________________________________________________
                    (Sign exactly as your name appears on the face of this Note)



Date: ___________________

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

                                    * * * * *
         The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -       as tenants in common

TEN ENT -       as tenants by the entireties

JT ENT -        as joint tenants with right
               of survivorship and not as
               tenants in common

_________ UNIF GIFT MIN ACT - _____ Custodian _____ under the Uniform Gifts to Minors Act ____
                                            (Cust)            (Minor)               (State)

Additional abbreviations may also be used although not in the above list.